Exhibit (2)(r)(1)

CODE OF ETHICS

for

J.P. Morgan Access Multi-Strategy

Fund, L.L.C.

and

J.P. Morgan Access Multi-Strategy

Fund II

(the “Funds”)

September 27, 2021

TABLE OF CONTENTS

A.	Legal Requirements	3

B.	Funds Policies	3

C.	Reporting Requirements	5

D.	Preclearance Procedures	6

E.	Notice to, and Review of, Holdings Reports by Access Persons	6

F.	Reports to Funds	6

G.	Approval of Codes and Material Amendments Thereto	7

H.	Annual Report	7

A.	Legal Requirements.

Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”) makes it unlawful for any officer or trustee/director (as well as other Access Persons (as defined below)) of Funds, in connection with the purchase or sale1 by such person of a security “held or to be acquired” by any of the Funds:

(1)	To employ any device, scheme or artifice to defraud the Funds;

(2)

To make to the Funds any untrue statement of a material fact or omit to state to the Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3)	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Funds; or

(4)	To engage in any manipulative practice with respect to the Funds.

A security is “held or to be acquired” if it is a covered security2 (or an option for or exchangeable for a covered security) and within the most recent 15 days (i) the covered security is or has been held by the Funds , or (ii) the covered security is being or has been considered by the Funds or the investment adviser for the Funds for purchase by the Funds.

B.	Funds Policies.

1.	It is the policy of the Funds that no “Access Person”[3] of the Funds shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above.

[1]	A purchase or sale includes the writing of an option to purchase or sell.
[2]

A “covered security” is any security under the broad definition of Section 2(a)(36) of the 1940 Act except: (i) direct obligations of the United States government; (ii) bankers’ acceptances, bank CDs, commercial paper, and high quality short-term debt instruments (including repurchase agreements); and (iii) shares of open-end investment companies, other than non-money market shares issued by the Funds.

[3]

An “Access Person” is: (i) each trustee or officer of the Funds; (ii) each employee (if any) of the Trust who, in connection with his or her regular duties, makes, participates in, or obtains information about the purchase or sale of a covered security by the Trust or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (iii) any natural person in a control relationship to the Trust who obtains information concerning recommendations made to the Trust or to a Fund with regard to the purchase or sale of covered securities.

2.

In keeping with the recommendations of the Board of Governors of the Investment Company Institute, the following general policies shall govern personal investment activities of Access Persons of the Funds:

(a)	It is the duty of all Access Persons of the Funds to place the interest of Fund shareholders first;

(b)

All Access Persons of the Funds shall conduct personal securities transactions in a manner that is consistent with this Code of Ethics (“Code”) and that avoids any actual or potential conflict of interest or any abuse of a position of Funds and responsibility; and

(c)	No Access Person of the Funds shall take inappropriate advantage of their position with the Funds.

C.	Reporting Requirements.[4]

In order to provide the Funds with information to enable it to determine with reasonable assurance whether the Funds’ policies are being observed by its Access Persons:

(a) Each person becoming an Access Person of the Funds on or after June 12, 2018, other than an Independent Trustee/Director, shall no later than 10 days after becoming such an Access Person submit a report in the form attached hereto as Exhibit A (an “Initial Holdings Report”) to the Funds’ Chief Compliance Officer or their delegate (“CCO”) showing all holdings in “covered securities” in which the person had any direct or indirect beneficial ownership5 (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person). Such Initial Holdings Report shall also indicate all broker/dealers and banks with which the Access Person held direct or indirect ownership of securities. Such reports need not show holdings over which such person had no direct or indirect influence or control.

(b) Each Access Person of the Funds, other than an Independent Director/Trustee, shall submit reports each quarter in the form attached hereto as Exhibit B (a “Securities Transaction Report”) to the Funds’ CCO showing all transactions in “covered securities” in which the person had, or by reason of such transaction acquired, any direct or indirect beneficial ownership. Such reports shall be filed no later than 30 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control.

(c) Each Independent Funds Director/Trustee shall submit the same quarterly report as required under paragraph (b), but only for a transaction in a covered security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling official duties as a trustee/director, should have known that during the 15-day period immediately preceding or after the date of the transaction such security is or was purchased or sold, or considered for purchase or sale, by the Funds. No report is required if the Funds Director/Trustee had no direct or indirect influence or control over the transaction.

(d) Each Access Person of the Funds, other than an Independent Director/Trustee, shall by January 30 of each year submit to the Funds ‘s CCO a report in the form attached hereto as Exhibit A (an “Annual Holdings Report”) showing all holdings in covered securities in which the person had any direct or indirect beneficial ownership as of a date no more than 45 days before the report is submitted. Such report need not show holdings over which such person had no direct or indirect influence or control.

[4]

An Access Person of the Funds who is also an Access Person of the Adviser (including for this purpose any of the Adviser’s affiliates), or of a Sub-Adviser to the Funds need not submit reports otherwise required by this Section C provided that either: (i) such person submits to such Adviser (or affiliate) or Sub-Adviser forms prescribed by the Code of Ethics of such Adviser (or affiliate) or Sub-Adviser containing substantially the same information as called for in the forms required by this Section C; or (ii) the information in such report would duplicate information required to be recorded under Rule 204-2(a)(13) under the Investment Advisers Act of 1940. An Access Person of the Trust who is also an Access Person of the Funds’ Principal Underwriter need not submit reports otherwise required by this Section C provided that such person submits to the Principal Underwriter forms prescribed by the Code of Ethics of such Principal Underwriter containing substantially the same information as called for in the forms required by this Section C. An Access Person of the Trust who is also an Access Person of the Administrator may submit reports required by this Section C on forms prescribed by the Code of Ethics of such Administrator provided that such forms contain substantially the same information as called for in the forms required by this Section C and comply with the requirements of Rule 17j-1(d)(1). Moreover, in the case of reports under paragraph (b) of this Section C, any Access Person may supply to the Trust in lieu of such reports with duplicate copies of broker trade confirmations or account statements with respect to the Access Person provided such confirmations and/or account statements are: (i) received by the Trust within the time period; and (ii) contain all the information required by paragraph (b) of Section C. No Trustee is required to file a report if the sole purpose for doing so would be to indicate the absence of reportable transactions in covered securities during the relevant period.

[5]

“Beneficial ownership” of a security as used in this Section C is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”), except that such determination should apply to all covered securities. Generally, a person should be considered the beneficial owner of covered securities held by their spouse, minor children, a relative who shares their home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, they obtain from such covered securities benefits substantially equivalent to those of ownership. They should also consider themselves as the beneficial owner of securities if they can vest or re-vest title now or in the future.

D.	Preclearance Procedures.

Investment personnel of the Funds shall obtain approval from the CCO or the relevant investment adviser or sub-adviser before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a limited offering.6

E.	Notice to, and Review of, Holdings Reports by Access Persons.

1.

The CCO shall notify each Access Person of the Funds who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person.

2.	The CCO shall be responsible for reviewing reports submitted under Section C of this Code.

3.

The CCO shall establish and maintain records of Access Persons of the Funds who are required to make reports under Section C of this Code and shall establish and maintain records of any delegate responsible for reviewing such reports.

F.	Reports to the Directors/Trustees.

1.	The President of the Funds or their delegate shall report to the Board of Directors/Trustees (the “Board”):

(a)

at the next meeting following the receipt of any Securities Transaction Report with respect to each reported transaction in a security which was held or acquired by the Funds within 15 days before or after the date of the reported transaction or at a time when, to the knowledge of the Secretary, the Funds or the respective investment adviser or sub-adviser for the Funds , was considering the purchase or sale of such security, unless the amount involved in the transaction was less than $50,000;

[6]

“Investment personnel of the Funds” means: (i) any employee of the Trust (or of a company in a control relationship to the Trust) who, in connection with their regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and (ii) any natural person who controls the Trust and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities. “Initial public offering” means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 14(d) of the 1934 Act. A “limited offering” means an offering that is exempt from registration under the 1933 Act pursuant to section 4(a)(2) or section 4(a)(5) or pursuant to rule 504 or rule 506 under the 1933 Act.

(b)

with respect to any transaction or holdings not required to be reported to the Board by the operation of subparagraph (a) that the President of the Funds or their delegate believes nonetheless may evidence a violation of this Code; and

(c)	any apparent violation of the reporting requirements of Section C of this Code.

2.	The Board shall consider reports made to it hereunder and shall determine whether the policies established in section B of this Code have been violated, and what sanctions, if any, should be imposed.

G.	Approval of Codes and Material Amendments Thereto.

1.

The Board, including a majority of the Independent Directors thereof, shall approve the Codes of Ethics of the Funds, of any principal underwriter of the Funds , and of the adviser and each sub-adviser to any Fund. No principal underwriter of the Funds or adviser or sub-adviser to any Fund may be appointed unless and until the Code of Ethics of that entity has been approved by the Board, including a majority of the Independent Directors/Trustees thereof. Following initial approval of the Code of Ethics of the Funds , any principal underwriter of the Funds or any investment adviser or sub-adviser to any Fund, any material change to such Code must be approved by the Board, including a majority of the Independent Directors/Trustees of the Board thereof, within six months of said amendment.

2.

In approving a Code of Ethics (or any amendment to such code), the Board shall have secured a certificate from the entity that adopted the Code that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code in question.

H.	Annual Report.

The Funds, any principal underwriter thereof, and any investment adviser or sub-adviser to any Fund shall, not less frequently than annually, furnish the Board with a written report that:

1.

describes any issues arising under its Code of Ethics or procedures since the last report to the Board, including, but not limited to, information about material violations of such Code or procedures and sanctions imposed in response; and

2.

certifies that the Fund, principal underwriter, or investment adviser or sub-adviser, as applicable, has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.

This Code, a copy of each Securities Transaction and Holdings Report by an Access Person, any written report hereunder by the President of the Funds or their delegate, and lists of all persons required to make reports shall be preserved with the Funds records for the period required by Rule 17j-1(f).

Exhibit A

Holdings Report

☐	Initial Holdings Report of , 20

(date a reporting person became an access person)

☐	Annual Holdings Report as of , 20

(date not more than 45 days prior to submission)

I.    To the President or President’s delegate of the Funds:

☐	As of the above date, I had direct or indirect beneficial ownership of the following covered securities:

Title	Number of Shares	Principal Amount of Security

☐	I have no covered securities to report.

II.    As of that same date, I held direct or indirect beneficial ownership of securities with the following broker/dealer(s) or bank(s) (note: list accounts, not securities)

☐	I have no accounts to report.

This report (i) excludes securities with respect to which I had no direct or indirect influence or control, including investments through an automatic investment plan, (ii) excludes securities not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                                                          Signature:

•	J.P. Morgan Access Multi-Strategy Fund, L.L.C.

•	J.P. Morgan Access Multi-Strategy Fund II

Exhibit B

Securities Transaction Report

For the Calendar Quarter Ended:             , 20

To the President or President’s delegate of the Funds:

I.    ☐     During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Funds ’s Code of Ethics:

Title of Security (and interest rate and maturity date, if applicable)	Date of Transaction	No. of Shares and Principal Dollar Amount of Transaction (Price)	Nature of Transaction (Purchase, Sale, Other)	Price at Which Transaction Effected	Broker/ Dealer or Bank Through Whom Effected

☐	I have no securities transactions to report.

II.    ☐     During the quarter referred to above, I established the following account in which securities were held for my direct or indirect benefit during the quarter (note: list accounts, not securities):

Broker/Dealer or Bank With Whom Account Established	Date the Account Was Established

☐	I have no accounts to report.

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, including investments through an automatic investment plan, (ii) excludes transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                                                          Signature:

•	J.P. Morgan Access Multi-Strategy Fund, L.L.C.

•	J.P. Morgan Access Multi-Strategy Fund II